Exhibit 23 (m) (v) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                  EXHIBIT E
                                    to the
                               Rule 12b-1 Plan

                            VISION GROUP OF FUNDS

             Vision Managed Allocation Fund - Moderate Growth II


            This Plan is adopted by VISION GROUP OF FUNDS with respect to the Shares of the Fund set forth above.

            In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Fund listed above held during the month.

            Witness the due execution hereof this 1st day of May, 2002.


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                    Name:  Beth S. Broderick
                                    Title:  Vice President